UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): October 17, 2003



                             NEW WORLD BRANDS, INC.
               (Exact name of registrant as specified in charter)



         Delaware                     033-91432                 02-0401674
  (State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)



  901 N.E. 125th Street, Suite 120, North Miami, Florida        33161
    (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (305) 891-7389

ITEM 4.  Change in Registrant's Certifying Accountant

     On October 16, 2003, New World Brands, Inc., a Delaware corporation (the "Company"), terminated its relationship with Wiss & Company, LLP ("Wiss"), its independent public accountants, effective as of that date. The Company's Board of Directors approved such decision.


     During the last two fiscal years ended May 31, 2003 and May 31, 2002 and through October 16, 2003, (i) there were no disagreements between the Company and Wiss on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Wiss would have caused Wiss to make reference to the matter in its reports on the Company's financial statements, and (ii) Wiss' report on the Company's financial statements did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended May 31, 2003 and May 31, 2002 and through October 16, 2003, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.


     On October 16, 2003, the Company engaged Mahoney Cohen & Company, CPA, P.C. ("Mahoney"), as its independent public accountants. The Company did not previously consult with Mahoney regarding any matter, including but not limited to:

     o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

     o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).



ITEM 7(c).        Financial Statements and Exhibits

         Exhibit 16.1. Letter from Wiss & Company, LLP dated October 17, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     NEW WORLD BRANDS, INC.



Date:  October 17, 2003                           /S/ Marvin Ribotsky
                                                     ----------------
                                                     Marvin Ribotsky,
                                                         Chairman